UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.
On February 13, 2012, Forest Oil Corporation (“Forest”) entered into a lease purchase agreement pursuant to which Forest acquired leases on approximately 25,645 net mineral acres of unproved oil and gas properties in exchange for Forest's issuance to the grantor of the acreage of 2,657,231 shares of Forest's common stock, par value $.10 per share, having a value of approximately $35,530,000.  The per share value was determined based on the average closing price of Forest's common stock on the New York Stock Exchange for the ten trading days immediately prior to closing.  The shares were issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933 pursuant to Rule 506 thereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

February 17, 2012	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

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